Exhibit 23.1

          Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this form 10-K, into the Company's previously filed Registration Statement: No.'s
333-29485, 333-67669 and 333-57163.



                                         Arthur Andersen LLP


Orange County, California
March 29, 1999